Exhibit 10.61

THE SECURITIES EVIDENCED BY THIS STOCK OPTION AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT (i) EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED, OR (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES.

STOCK OPTION AGREEMENT

This Stock Option Agreement (the “Agreement”) is made and entered into as of September 30, 2013 by and between CD International Enterprises, Inc., a Florida corporation (the “Corporation”) with its principal place of business at 431 Fairway Drive, Suite 200, Deerfield Beach, FL  33441 and Yuejian (James) Wang, Ph.D., a individual (the “Optionee”) whose address is in care of 431 Fairway Drive, Suite 200, Deerfield Beach, FL  33441.

WHEREAS, the Optionee is the Corporation’s Chief Executive Officer and a member of its Board of Directors.

WHEREAS, the Corporation and the Optionee are parties to that certain Employment Agreement Amendment dated as of September 30, 2013 (the “Employment Agreement Amendment”) pursuant to which the Corporation agreed to grant the Optionee options to purchase the Corporation’s common stock, par value $0.0001 per share (the “Common Stock”) as additional compensation to the Optionee.

NOW, THEREFORE,  in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.           Recitals.  The foregoing recitals are true and correct and incorporated herein by such reference.

2.           Grant of Option.  Pursuant to the terms of the Employment Agreement Amendment, subject to the terms of this Agreement the Corporation hereby grants the Optionee an a option (the “Option”) to purchase an aggregate of six million (6,000,000) shares of the Corporation’s Common Stock.  The Option will become vested and exercisable as follows.

Vesting date                                           No. of Shares Underlying Option

September 30, 2014                                                      3,000,000
September 30, 2015                                                      3,000,000
September 30, 2016                                                      3,000,000

Once vested, that portion of the Option is immediately exercisable for a period of three (3) years terminating at 5:00 p.m., New York time on the third anniversary of the vesting date.  Any portion of the Option which is not exercised by the termination date will lapse and the Optionee shall have no further rights thereto.

3.           Exercise Price; Method of Exercise.

a.           The price at which the Option may be exercised is $0.05 per share (the “Exercise Price”).  If the Corporation shall at any time after the date hereof but prior to the expiration of the Option subdivide its outstanding securities as to which unexercised purchase rights under this Option exist, by split-up or otherwise, or combine its outstanding securities as to which unexercised purchase rights under this Option exist, the number of shares of Common Stock as to which this Option is exercisable as of the date of such subdivision, split-up or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination.  Appropriate adjustments shall also be made to the Exercise Price, but the aggregate purchase price payable for the total number of shares of Common Stock purchasable under this Option as of such date shall remain the same.

b.           Once vested, this Option may be exercised, in whole or in part, from time to time by the Optionee, during the term hereof, by delivery of the Notice of Exercise attached hereto as Annex I, duly completed and executed by the Optionee, to the Corporation at the principal executive offices of the Corporation, together with payment in the amount obtained by multiplying the Exercise Price then in effect by the number of shares of Common Stock thereby purchased, as designated in the Notice of Exercise.  Payment may be in cash, wire transfer or by check payable to the order of the Corporation in immediately available funds.  If not exercised in full, this Option must be exercised for a whole number of shares of Common Stock.

c.           Within a reasonable time after exercise, in whole or in part, of this Option pursuant to the terms hereof, the Corporation shall issue in the name of and deliver to the Optionee a certificate or certificates for the number of fully paid and nonassessable shares of Common Stock which the Optionee shall have requested in the Notice of Exercise.

4.           Restricted Securities.  The Optionee understands that this Option and the shares of Common Stock purchasable hereunder constitute “restricted securities” under the federal securities laws inasmuch as they are, or will be, acquired from the Corporation in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Securities Act of 1933, as amended (the “Act”), or an applicable exemption from such registration.  The Optionee further acknowledges that a securities legend to the foregoing effect shall be placed on any shares of Common Stock issued to the Optionee upon exercise of this Option.

5.           Transferability; Rights of a Shareholder.  The Option is non-transferable and may be exercised, in whole or in part, during the exercise period, only by the Optionee, subject to the laws of descent and distribution.  No rights or privileges of a shareholder of the Corporation are conferred by reason of the grant of the Option to the Optionee.  The Optionee will have no rights of as a shareholder of the Corporation as to the shares of Common Stock issuable upon the exercise of this Option until the Optionee shall delivered the exercise notice to the Corporation and the Corporation shall have received the Exercise Price of the Option in cleared funds.

6.           Tax Liability and Withholding.  Notwithstanding any action the Corporation takes with respect to any or all income tax, social insurance, payroll tax, or other tax-related withholding (the “Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains the Optionee’s responsibility and the Corporation (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with the granting, vesting or exercise of this Option or the subsequent sale of any shares of Common Stock acquired on exercise; and (b) does not commit to structure the Option to reduce or eliminate the Optionee’s liability for Tax-Related Items.

7.           Amendment or Assignment; Entire Agreement.  No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.  This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein.  All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

8.           Notices.  All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given on the day when delivered in person or transmitted by confirmed facsimile transmission or on the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner herein set forth.

9.           Severability.  The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision.  In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

10.           Construction and Enforcement.  This Agreement shall be construed in accordance with the laws of the State of Florida, without and application of the principles of conflicts of laws.  Any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be instituted exclusively in a federal or state court of competent jurisdiction located in the County of Broward, State of Florida.  Each of the parties hereto hereby: (i) waives any objection which it may now have or hereafter have to the venue of any such suit, action or proceeding, and (ii) irrevocably consents to the jurisdiction of such courts in any such suit, action or proceeding.  The parties further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding and agree that service of process upon a party mailed by certified mail to such party’s address shall be deemed in every respect effective service of process upon such party in any such suit, action or proceeding.  Each of the parties waives any right to object to the jurisdiction, the venue of either of such courts, or to claim any such court is an inconvenient forum.

11.           Binding Nature, No Third Party Beneficiary. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns, and is made solely and specifically for their benefit.  No other person shall have any rights, interest or claims hereunder or be entitled to any benefits under or on account of this Agreement as a third-party beneficiary or otherwise.

12.           Effectiveness  The Option will become effective upon Optionee’s acknowledgment of the terms and conditions of this Agreement and his delivery to the Corporation of a signed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CD INTERNATIONAL ENTERPRISES, INC.

        By: /s/Andrew Goldrich
                        Print name: Andrew Goldrich
                            Authorized Person

The foregoing is acknowledged and agreed
to this _________ day of _________, 2013

_________________________________
Yuejian (James) Wang, Ph.D.

ANNEX I

NOTICE OF EXERCISE

To:           CD International Enterprises, Inc.

1.           The undersigned hereby elects to purchase _____________ shares of common stock, $0.001 par value per share (the “Shares”) of CD International Enterprises, Inc., a Florida corporation (the “Corporation”), pursuant to the terms of the attached Option, and tenders herewith payment of the Exercise Price pursuant to the terms of the Option.

2.           Please issue and deliver certificates representing the Shares purchased hereunder to the undersigned in the following denominations: _________________________________________.

3.           I am an accredited investor as that term is defined in the Securities Act of 1933, as amended.

Dated:  _______________

[signature]
Yuejian (James )Wang